Exhibit 10.2

Inspirato Incorporated

1544 Wazee Street

Denver, Colorado 80202

August 30, 2024

One Planet Group LLC

1820 Bonanza Street

Walnut Creek, CA 94596

Re:	Investment Agreement, dated August 12, 2024 (the “Investment Agreement”), between Inspirato Incorporated, a Delaware corporation (the “Company”) and One Planet Group LLC, a Delaware limited liability company (“One Planet”)

Ladies and Gentlemen:

Reference is made to the Investment Agreement, and all capitalized terms used but not defined in this letter shall have the meanings assigned thereto in the Investment Agreement. This letter reflects the agreement of the Company and One Planet to amend Section 2.05 of the Investment Agreement such that the third and fourth sentences of that section, effective immediately upon the execution and delivery of this letter by each of the Company and One Planet, shall read as follows:

The Option may be exercised by the Purchaser on a one-time basis at any time on or after November 29, 2024 and prior to December 29, 2024 (the “Option Expiration Date”) (it being understood that such exercise shall be at the sole discretion of the Purchaser and without regard to any condition, including, for the avoidance of doubt, any requirement for pre-clearance under the Company’s insider trading policy) (such exercise date, the “Option Notice Date”), in whole or in part, upon notice by the Purchaser to the Company (the “Option Notice”) setting forth the aggregate purchase price of the Optional Securities as to which the Purchaser is exercising the Option (the “Option Purchase Amount”), the corresponding number of Optional Securities to be issued and the time and date of payment and delivery for the Optional Securities. The time and date of delivery of the Optional Securities (the “Option Closing Date” and such closing, the “Option Closing”) shall be determined by the Purchaser in its sole discretion but shall not be earlier than one (1) Business Day following Purchaser’s delivery of the Option Notice and shall not be later than five (5) Business Days following Purchaser’s delivery of the Option Notice.

Except as set forth above, the Investment Agreement shall remain in effect in all respects.

This letter agreement shall be governed by, and construed in accordance with, the internal laws of the state of Delaware without regard to the principles of conflicts of laws.

If the foregoing correctly sets forth the understanding between the Company and One Planet, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and One Planet.

[Signature page follows]

Inspirato Incorporated

By:
Name:
Title:

Acknowledged and agreed:

One Planet Group LLC

By:
Name:
Title: